UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act 1934

Date of Report (Date of earliest event reported): August 16, 2012

Coronado Biosciences, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-35366	20-5157386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 New England Executive Park, Burlington, MA	01803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 238-6621

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 16, 2012, we held our annual meeting of stockholders (“Annual Meeting”) to vote on the following matters:

1. Election of Directors

All of the following nine nominees were elected to our Board of Directors, in accordance with the voting results listed below, to serve for a term of one year, until the next Annual Meeting and until their successors have been duly elected and have qualified.

	Votes
Directors	For	Withheld	Broker Non-Votes

Glenn L. Cooper, M.D.	14,650,373	133,847	3,749,694

Bobby W. Sandage, Jr., Ph.D.	14,775,692	8,528	3,749,694

Eric K. Rowinsky, M.D.	14,644,771	139,449	3,749,694

David J. Barrett	14,775,692	8,528	3,749,694

Jimmie Harvey, Jr., M.D.	14,775,043	9,177	3,749,694

J. Jay Lobell	14,774,797	9,423	3,749,694

Michael W. Rogers	14,775,592	8,628	3,749,694

Lindsay A. Rosenwald, M.D.	14,768,890	15,330	3,749,694

Harlan F. Weisman, M.D.	14,766,641	17,579	3,749,694

2. Approval of our 2012 Employee Stock Purchase Plan

Our stockholders approved our 2012 Employee Stock Purchase Plan, in accordance with the voting results listed below.

Votes
For	Against	Abstain	Broker Non-Votes

14,675,582	103,438	5,200	3,749,694

3. Ratification of our Independent Auditors

Our stockholders ratified the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012, in accordance with the voting results listed below.

Votes
For	Against	Abstain	Broker Non-Votes

18,488,991	34,536	10,387	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORONADO BIOSCIENCES, INC.

By:	/s/ Dale Ritter
	Name:	Dale Ritter
	Title:	Chief Accounting Officer

Dated: August 20, 2012